KEYCORP REPORTS SECOND QUARTER 2018 NET INCOME OF $464 MILLION,
OR $.44 PER COMMON SHARE

Strong results driven by loan growth, fee momentum, and expense discipline
Cash efficiency ratio of 58.8%
Return on average tangible common equity of 16.7%

CLEVELAND, July 19, 2018 - KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $464 million, or $.44 per common share, compared to $402 million, or $.38 per common share, for the first quarter of 2018 and $393 million, or $.36 per common share, for the second quarter of 2017. Key’s results in the second quarter of 2018 and the second quarter of 2017 included a number of notable items; additional detail can be found on page 24 of this release.

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Income (loss) from continuing operations attributable to Key common shareholders	$464	$402	$393	15.4%	18.1%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.44	.38	.36	15.8	22.2
Return on average tangible common equity from continuing operations (a)	16.73%	14.89%	13.80%	N/A	N/A
Return on average total assets from continuing operations	1.41	1.25	1.23	N/A	N/A
Common Equity Tier 1 ratio (b)	10.12	9.99	9.91	N/A	N/A
Book value at period end	$13.29	$13.07	$13.02	1.7%	2.1%
Net interest margin (TE) from continuing operations	3.19%	3.15%	3.30%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	6/30/2018 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Net interest income (TE)	$987	$952	$987	3.7%	—
Noninterest income	660	601	653	9.8	1.1%
Total revenue	$1,647	$1,553	$1,640	6.1%	.4%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $987 million for the second quarter of 2018, and the net interest margin was 3.19%, compared to taxable-equivalent net interest income of $987 million and a net interest margin of 3.30% for the second quarter of 2017. Second quarter 2018 net interest income included $28 million of purchase accounting accretion, a decline of $72 million from the second quarter of 2017. Excluding purchase accounting accretion, taxable-equivalent net interest income increased $72 million from the second quarter of 2017, and the net interest margin increased 13 basis points, reflecting the benefit from higher interest rates and higher earning asset balances.

Compared to the first quarter of 2018, taxable-equivalent net interest income increased by $35 million, and the net interest margin increased by four basis points. Both net interest income and the net interest margin benefited from higher interest rates and strong commercial loan growth. One additional day in the quarter further benefited net interest income. These benefits were partially offset by continued expected declines in purchase accounting accretion. Excluding purchase accounting accretion, taxable-equivalent net interest income increased $40 million from the first quarter of 2018 and the net interest margin increased six basis points.

Noninterest Income

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Trust and investment services income	$128	$133	$134	(3.8)%	(4.5)%
Investment banking and debt placement fees	155	143	135	8.4	14.8
Service charges on deposit accounts	91	89	90	2.2	1.1
Operating lease income and other leasing gains	(6)	32	30	N/M	N/M
Corporate services income	61	62	55	(1.6)	10.9
Cards and payments income	71	62	70	14.5	1.4
Corporate-owned life insurance income	32	32	33	—	(3.0)
Consumer mortgage income	7	7	6	—	16.7
Mortgage servicing fees	22	20	15	10.0	46.7
Other income	99	21	85	371.4	16.5
Total noninterest income	$660	$601	$653	9.8%	1.1%

N/M = Not meaningful

Key’s noninterest income was $660 million for the second quarter of 2018, compared to $653 million for the year-ago quarter. Growth was driven by an increase in investment banking and debt placement fees, related to strength in advisory fees, including benefit from the acquisition of Cain Brothers. Mortgage servicing fees also increased, benefiting from portfolio growth and increases in special servicing fees. Other income increased compared to the year-ago quarter, largely due to a gain on the sale of Key Insurance and Benefits Services. These increases were partially offset by a decline in operating lease income and other leasing gains, driven by a $42 million lease residual loss in the second quarter of 2018. Trust and investment services income also declined, impacted by the sale of Key Insurance and Benefits Services.

Compared to the first quarter of 2018, noninterest income increased by $59 million. The primary driver of the quarter-over-quarter increase was a $78 million gain related to the sale of Key Insurance and Benefits Services, reported in other income. Additionally, investment banking and debt placement fees and

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

cards and payments income, which increased $12 million and $9 million, respectively, benefited from ongoing investments and momentum across the franchise. These increases were partially offset by a decline in operating lease income related to a lease residual loss, as well as trust and investment services income, which was impacted by the sale of Key Insurance and Benefits Services.

Noninterest Expense

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Personnel expense	$586	$594	$553	(1.3)%	6.0%
Nonpersonnel expense	407	412	442	(1.2)	(7.9)
Total noninterest expense	$993	$1,006	$995	(1.3)	(.2)

N/M = Not meaningful

Key’s noninterest expense was $993 million for the second quarter of 2018, compared to $995 million in the year-ago quarter. Growth from acquisitions and investments, including Cain Brothers and HelloWallet, as well as the addition of client-facing bankers and continued investment in our residential mortgage business, contributed to both personnel and nonpersonnel expense in the second quarter of 2018. Efficiency-related expenses of $22 million (largely severance) and $5 million of costs related to the sale of Key Insurance and Benefits Services also impacted the current quarter’s results. The current quarter also benefited from the realization of merger-related cost savings. In the second quarter of 2017, Key incurred $44 million of merger-related charges and a $20 million charitable contribution.

Key’s noninterest expense was $993 million for the second quarter of 2018, compared to $1 billion in the prior quarter. This quarter’s decrease was largely driven by expected seasonal trends, including lower employee benefits expense, which declined $23 million, and lower occupancy and intangible asset amortization. Partially offsetting these declines were $22 million related to efficiency efforts (largely severance) and $5 million related to the sale of Key Insurance and Benefits Services.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Commercial and industrial (a)	$45,030	$42,733	$40,666	5.4%	10.7%
Other commercial loans	20,394	20,705	21,990	(1.5)	(7.3)
Home equity loans	11,601	11,877	12,473	(2.3)	(7.0)
Other consumer loans	11,619	11,612	11,373.1		2.2
Total loans	$88,644	$86,927	$86,502	2.0%	2.5%

(a)
Commercial and industrial average loan balances include $126 million, $120 million, and $117 million of assets from commercial credit cards at June 30, 2018, March 31, 2018, and June 30, 2017, respectively.

Average loans were $88.6 billion for the second quarter of 2018, an increase of $2.1 billion compared to the second quarter of 2017, reflecting broad-based growth in commercial and industrial loans, partially offset by a decline in commercial real estate balances related to higher paydowns.

Compared to the first quarter of 2018, average loans increased by $1.7 billion, largely the result of growth in commercial and industrial loans. Key realized growth across commercial client segments, with commercial and industrial loans up 3% in the Community Bank and 7% in the Corporate Bank, unannualized.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Average Deposits

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Non-time deposits	$91,538	$90,719	$92,018.9%		(.5)%
Certificates of deposit ($100,000 or more)	7,516	6,972	6,111	7.8	23.0
Other time deposits	4,949	4,865	4,650	1.7	6.4
Total deposits	$104,003	$102,556	$102,779	1.4%	1.2%

Cost of total deposits	.43%	.36%	.26%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $104 billion for the second quarter of 2018, an increase of $1.2 billion compared to the year-ago quarter, reflecting a shift to higher-yielding deposit products, as well as strength in Key’s retail banking franchise and growth from commercial relationships. Growth was partially offset by the managed exit of certain higher cost corporate and public sector deposits.

Compared to the first quarter of 2018, average deposits increased by $1.4 billion. NOW and money market deposit accounts increased $1.2 billion and certificates of deposit and other time deposits increased $628 million, partly offset by a $471 million decline in noninterest-bearing deposits, as clients shift to higher-yielding deposit products. The linked quarter deposit growth continues to reflect strong retail deposit growth and growth from commercial relationships.

ASSET QUALITY

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Net loan charge-offs	$60	$54	$66	11.1%	(9.1)%
Net loan charge-offs to average total loans	.27%	.25%	.31%	N/A	N/A
Nonperforming loans at period end (a)	$545	$541	$507.7		7.5
Nonperforming assets at period end (a)	571	569	556.4		2.7
Allowance for loan and lease losses	887	881	870.7		2.0
Allowance for loan and lease losses to nonperforming loans (a)	162.8%	162.8%	171.6%	N/A	N/A
Provision for credit losses	$64	$61	$66	4.9%	(3.0)%

(a)	Nonperforming loan balances exclude $629 million, $690 million, and $835 million of purchased credit impaired loans at June 30, 2018, March 31, 2018, and June 30, 2017, respectively.
N/A = Not Applicable

Key’s provision for credit losses was $64 million for the second quarter of 2018, compared to $66 million for the second quarter of 2017 and $61 million for the first quarter of 2018. Key’s allowance for loan and lease losses was $887 million, or 1.01% of total period-end loans, at June 30, 2018, compared to 1.01% at June 30, 2017, and 1.00% at March 31, 2018.

Net loan charge-offs for the second quarter of 2018 totaled $60 million, or .27% of average total loans. These results compare to $66 million, or .31%, for the second quarter of 2017, and $54 million, or .25%, for the first quarter of 2018.

At June 30, 2018, Key’s nonperforming loans totaled $545 million, which represented .62% of period-end portfolio loans. These results compare to .59% at June 30, 2017, and .61% at March 31, 2018. Nonperforming assets at June 30, 2018, totaled $571 million, and represented .65% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .64% at June 30, 2017, and .65% at March 31, 2018.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2018.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Capital Ratios

	6/30/2018	3/31/2018	6/30/2017
Common Equity Tier 1 (a)	10.12%	9.99%	9.91%
Tier 1 risk-based capital (a)	10.94	10.82	10.73
Total risk based capital (a)	12.83	12.73	12.64
Tangible common equity to tangible assets (b)	8.32	8.22	8.56
Leverage (a)	9.91	9.76	9.95

(a)	6/30/2018 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the second quarter. As shown in the preceding table, at June 30, 2018, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.12% and 10.94%, respectively. Key's tangible common equity ratio was 8.32% at June 30, 2018.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 10.03% at June 30, 2018. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Shares outstanding at beginning of period	1,064,939	1,069,084	1,097,479	(.4)%	(3.0)%
Open market repurchases and return of shares under employee compensation plans	(6,259)	(9,399)	(5,072)	(33.4)	23.4
Shares issued under employee compensation plans (net of cancellations)	264	5,254	332	(95.0)	(20.5)
Shares outstanding at end of period	1,058,944	1,064,939	1,092,739	(.6)%	(3.1)%

N/M = Not Meaningful

Consistent with Key's 2017 Capital Plan, during the second quarter of 2018, Key declared a dividend of $.12 per common share, and completed $126 million of common share repurchases during the quarter. These repurchases included $123 million of common share repurchases in the open market and $3 million of share repurchases related to employee equity compensation programs.

Key's 2018 Capital Plan received no objection from the Federal Reserve. The plan includes a 42% increase in the quarterly common share dividend from $0.12 per share to $0.17 per share, which is payable in the third quarter of 2018. Also included in the plan is a common share repurchase program of up to $1.225 billion. This authorization includes repurchases to offset issuances of common shares under our employee compensation plans. Repurchases are expected to be executed over the next four quarters.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Major Business Segments

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Revenue from continuing operations (TE)
Key Community Bank	$996	$958	$998	4.0%	(.2)%
Key Corporate Bank	542	559	597	(3.0)	(9.2)
Other Segments	38	37	46	2.7	(17.4)
Total segments	1,576	1,554	1,641	1.4	(4.0)
Reconciling Items (a)	71	(1)	(1)	N/M	N/M
Total	$1,647	$1,553	$1,640	6.1%	.4%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$244	$197	$198	23.9%	23.2%
Key Corporate Bank	167	207	224	(19.3)	(25.4)
Other Segments	25	18	24	38.9	4.2
Total segments	436	422	446	3.3	(2.2)
Reconciling Items (b)	43	(6)	(39)	N/M	N/M
Total	$479	$416	$407	15.1%	17.7%

(a)	Reconciling items consists primarily of the gain on the sale of Key Insurance and Benefits Services for the second quarter of 2018.

(b)
Reconciling items consists primarily of the gain on the sale of Key Insurance and Benefits Services for the second quarter of 2018, the unallocated portion of merger-related charges for the second quarter of 2017, and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Summary of operations
Net interest income (TE)	$715	$688	$676	3.9%	5.8%
Noninterest income	281	270	322	4.1	(12.7)
Total revenue (TE)	996	958	998	4.0	(.2)
Provision for credit losses	38	48	47	(20.8)	(19.1)
Noninterest expense	639	652	635	(2.0)	.6
Income (loss) before income taxes (TE)	319	258	316	23.6	.9
Allocated income taxes (benefit) and TE adjustments	75	61	118	23.0	(36.4)
Net income (loss) attributable to Key	$244	$197	$198	23.9%	23.2%

Average balances
Loans and leases	$47,984	$47,680	$47,477.6%		1.1%
Total assets	51,866	51,605	51,441.5		.8
Deposits	80,930	79,945	79,601	1.2	1.7

Assets under management at period end	$39,663	$39,003	$37,613	1.7%	5.5%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Additional Key Community Bank Data

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Noninterest income
Trust and investment services income	$92	$89	$86	3.4%	7.0%
Service charges on deposit accounts	77	76	77	1.3	—
Cards and payments income	59	51	60	15.7	(1.7)
Other noninterest income	53	54	99	(1.9)	(46.5)
Total noninterest income	$281	$270	$322	4.1%	(12.7)%

Average deposit balances
NOW and money market deposit accounts	$45,112	$44,291	$45,127	1.9%	—
Savings deposits	5,078	5,056	5,293.4		(4.1)%
Certificates of deposit ($100,000 or more)	5,232	4,961	4,016	5.5	30.3
Other time deposits	4,934	4,856	4,640	1.6	6.3
Noninterest-bearing deposits	20,574	20,781	20,525	(1.0)	.2
Total deposits	$80,930	$79,945	$79,601	1.2%	1.7%

Home equity loans
Average balance	$11,496	$11,763	$12,330
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	71%
Percent first lien positions	60	60	60

Other data
Branches	1,177	1,192	1,210
Automated teller machines	1,537	1,569	1,589

Key Community Bank Summary of Operations (2Q18 vs. 2Q17)

•	Net income increased $46 million, or 23.2%, from prior year

•	Average commercial and industrial loans increased $1.1 billion, or 5.8%, from the prior year

Key Community Bank recorded net income attributable to Key of $244 million for the second quarter of 2018, compared to $198 million for the year-ago quarter, benefiting from momentum across Key's businesses, as well as a lower tax rate as a result of tax reform.

Taxable-equivalent net interest income increased by $39 million, or 5.8%, from the second quarter of 2017. The increase in net interest income was primarily attributable to the benefit from higher interest rates and growth in loans, partially offset by lower purchase accounting accretion. Average loans and leases increased $507 million, or 1.1%, largely driven by a $1.1 billion, or 5.8%, increase in commercial and industrial loans. Additionally, average deposits increased $1.3 billion, or 1.7%, from one year ago.

Noninterest income decreased $41 million, or 12.7%, from the year-ago quarter driven by a merchant services gain in the second quarter of 2017. Noninterest income, excluding the merchant services gain in the year-ago period, increased primarily due to higher assets under management from market growth.

The provision for credit losses decreased by $9 million, or 19.1%, from the second quarter of 2017. Net loan charge-offs decreased $13 million, or 27.7%, from the second quarter of 2017, as overall credit quality remained favorable.

Noninterest expense increased $4 million, or 0.6%, from the year-ago quarter. Personnel expense increased $11 million, primarily driven by recent acquisitions and ongoing investments, including residential mortgage and HelloWallet. Nonpersonnel expense decreased by $7 million, driven by a charitable contribution in the second quarter of 2017, which was partially offset by higher technology development costs.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Key Corporate Bank

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Summary of operations
Net interest income (TE)	$277	$272	$312	1.8%	(11.2)%
Noninterest income	265	287	285	(7.7)	(7.0)
Total revenue (TE)	542	559	597	(3.0)	(9.2)
Provision for credit losses	28	14	19	100.0	47.4
Noninterest expense	326	314	297	3.8	9.8
Income (loss) before income taxes (TE)	188	231	281	(18.6)	(33.1)
Allocated income taxes and TE adjustments	21	24	57	(12.5)	(63.2)
Net income (loss) attributable to Key	$167	$207	$224	(19.3)%	(25.4)%

Average balances
Loans and leases	$39,710	$38,260	$37,704	3.8%	5.3%
Loans held for sale	1,299	1,118	1,000	16.2	29.9
Total assets	47,213	45,549	44,131	3.7	7.0
Deposits	21,057	20,815	21,145	1.2	(.4)

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Noninterest income
Trust and investment services income	$29	$29	$35	—	(17.1)%
Investment banking and debt placement fees	153	141	134	8.5%	14.2
Operating lease income and other leasing gains	(10)	27	22	N/M	N/M

Corporate services income	44	44	38	—	15.8
Service charges on deposit accounts	13	13	13	—	—
Cards and payments income	12	11	10	9.1	20.0
Payments and services income	69	68	61	1.5	13.1

Mortgage servicing fees	19	17	12	11.8	58.3
Other noninterest income	5	5	21	—	(76.2)
Total noninterest income	$265	$287	$285	(7.7)%	(7.0)%

N/M = Not Meaningful
Key Corporate Bank Summary of Operations (2Q18 vs. 2Q17)

•	Commercial and industrial loans up $3.3 billion, or 15%, from prior year

•	Investment banking and debt placement fees up $19 million, or 14.2%, from prior year

            Key Corporate Bank recorded net income attributable to Key of $167 million for the second quarter of 2018, compared to $224 million for the same period one year ago.

            Taxable-equivalent net interest income decreased by $35 million, or 11.2%, compared to the second quarter of 2017. The decline is primarily related to $33 million of lower purchase accounting accretion, as well as loan spread compression. Average loan and lease balances increased $2 billion, or 5.3%, from the year-ago quarter, driven by broad-based growth in commercial and industrial loans. Average deposit balances decreased $88 million, or 0.4%, from the year-ago quarter, due to the managed exit of higher cost corporate and public sector deposits offsetting growth in core deposits.

            Noninterest income was down $20 million, or 7.0%, from the prior year. This decrease was largely due to a $32 million decline in operating lease income and other leasing gains, driven by a lease residual loss in the second quarter of 2018. Other declines included other noninterest income down $16 million, mostly due to a merchant services gain in the year-ago period. These decreases were slightly offset by higher investment banking and debt placement fees of $19 million, related to strength in advisory fees, including benefit from the acquisition of Cain Brothers, as well as a $6 million increase in corporate services income from higher derivatives revenue.

            During the second quarter of 2018, the provision for credit losses increased $9 million, or 47.8%, compared to the second quarter of 2017, mostly due to higher net loan charge-offs.

            Noninterest expense increased by $29 million, or 9.8%, from the second quarter of 2017. The increase from the prior year was largely related to acquisitions and investments throughout the year, which drove an increase in personnel expense and intangible asset amortization. Operating lease expense also increased compared to the year-ago period.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $25 million for the second quarter of 2018, compared to $24 million for the same period last year.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $137.8 billion at June 30, 2018.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2017, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on Thursday, July 19, 2018. An audio replay of the call will be available through July 29, 2018.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

KeyCorp
Second Quarter 2018
Financial Supplement

Page
11	Financial Highlights
13	GAAP to Non-GAAP Reconciliation
15	Consolidated Balance Sheets
16	Consolidated Statements of Income
17	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	6/30/2018	3/31/2018	6/30/2017
Summary of operations
Net interest income (TE)	$987	$952	$987
Noninterest income	660	601	653
Total revenue (TE)	1,647	1,553	1,640
Provision for credit losses	64	61	66
Noninterest expense	993	1,006	995
Income (loss) from continuing operations attributable to Key	479	416	407
Income (loss) from discontinued operations, net of taxes (a)	3	2	5
Net income (loss) attributable to Key	482	418	412

Income (loss) from continuing operations attributable to Key common shareholders	464	402	393
Income (loss) from discontinued operations, net of taxes (a)	3	2	5
Net income (loss) attributable to Key common shareholders	467	404	398

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.44	$.38	$.36
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.44	.38	.37

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.44	.38	.36
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.44	.38	.36

Cash dividends declared	.12	.105	.095
Book value at period end	13.29	13.07	13.02
Tangible book value at period end	10.59	10.35	10.40
Market price at period end	19.54	19.55	18.74

Performance ratios
From continuing operations:
Return on average total assets	1.41%	1.25%	1.23%
Return on average common equity	13.29	11.76	11.12
Return on average tangible common equity (c)	16.73	14.89	13.80
Net interest margin (TE)	3.19	3.15	3.30
Cash efficiency ratio (c)	58.8	62.9	59.3

From consolidated operations:
Return on average total assets	1.40%	1.24%	1.23%
Return on average common equity	13.37	11.82	11.26
Return on average tangible common equity (c)	16.84	14.97	13.98
Net interest margin (TE)	3.17	3.13	3.28
Loan to deposit (d)	86.9	86.9	87.2

Capital ratios at period end
Key shareholders’ equity to assets	10.96%	10.90%	11.23%
Key common shareholders’ equity to assets	10.21	10.16	10.48
Tangible common equity to tangible assets (c)	8.32	8.22	8.56
Common Equity Tier 1 (e)	10.12	9.99	9.91
Tier 1 risk-based capital (e)	10.94	10.82	10.73
Total risk-based capital (e)	12.83	12.73	12.64
Leverage (e)	9.91	9.76	9.95

Asset quality — from continuing operations
Net loan charge-offs	$60	$54	$66
Net loan charge-offs to average loans	.27%	.25%	.31%
Allowance for loan and lease losses	$887	$881	$870
Allowance for credit losses	945	941	918
Allowance for loan and lease losses to period-end loans	1.01%	1.00%	1.01%
Allowance for credit losses to period-end loans	1.07	1.07	1.06
Allowance for loan and lease losses to nonperforming loans (f)	162.8	162.8	171.6
Allowance for credit losses to nonperforming loans (f)	173.4	173.9	181.1
Nonperforming loans at period-end (f)	$545	$541	$507
Nonperforming assets at period-end (f)	571	569	556
Nonperforming loans to period-end portfolio loans (f)	.62%	.61%	.59%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.65	.65	.64

Trust assets
Assets under management	$39,663	$39,003	$37,613

Other data
Average full-time equivalent employees	18,376	18,540	18,344
Branches	1,177	1,192	1,210

Taxable-equivalent adjustment	$8	$8	$14

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Six months ended
	6/30/2018	6/30/2017
Summary of operations
Net interest income (TE)	$1,939	$1,916
Noninterest income	1,261	1,230
Total revenue (TE)	3,200	3,146
Provision for credit losses	125	129
Noninterest expense	1,999	2,008
Income (loss) from continuing operations attributable to Key	895	731
Income (loss) from discontinued operations, net of taxes (a)	5	5
Net income (loss) attributable to Key	900	736

Income (loss) from continuing operations attributable to Key common shareholders	$866	$689
Income (loss) from discontinued operations, net of taxes (a)	5	5
Net income (loss) attributable to Key common shareholders	871	694

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.82	$.64
Income (loss) from discontinued operations, net of taxes (a)	—	—
Net income (loss) attributable to Key common shareholders (b)	.82	.64

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.81	.63
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.81	.63

Cash dividends paid	.225	.18

Performance ratios
From continuing operations:
Return on average total assets	1.33%	1.11%
Return on average common equity	12.53	9.97
Return on average tangible common equity (c)	15.82	12.43
Net interest margin (TE)	3.17	3.21
Cash efficiency ratio (c)	60.8	62.4

From consolidated operations:
Return on average total assets	1.33%	1.11%
Return on average common equity	12.60	10.04
Return on average tangible common equity (c)	15.91	12.52
Net interest margin (TE)	3.15	3.19

Asset quality — from continuing operations
Net loan charge-offs	114	124
Net loan charge-offs to average total loans	.26%	.29%

Other data
Average full-time equivalent employees	18,458	18,365

Taxable-equivalent adjustment	16	25

(a)	In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(e)	June 30, 2018, ratio is estimated.

(f)	Nonperforming loan balances exclude $629 million, $690 million, and $835 million of purchased credit impaired loans at June 30, 2018, March 31, 2018, and June 30, 2017, respectively.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$15,100	$14,944	$15,253
Less: Intangible assets (a)	2,858	2,902	2,866
Preferred Stock (b)	1,009	1,009	1,009
Tangible common equity (non-GAAP)	$11,233	$11,033	$11,378
Total assets (GAAP)	$137,792	$137,049	$135,824
Less: Intangible assets (a)	2,858	2,902	2,866
Tangible assets (non-GAAP)	$134,934	$134,147	$132,958
Tangible common equity to tangible assets ratio (non-GAAP)	8.32%	8.22%	8.56%
Pre-provision net revenue
Net interest income (GAAP)	$979	$944	$973	$1,923	$1,891
Plus: Taxable-equivalent adjustment	8	8	14	16	25
Noninterest income	660	601	653	1,261	1,230
Less: Noninterest expense	993	1,006	995	1,999	2,008
Pre-provision new revenue from continuing operations (non-GAAP)	$654	$547	$645	$1,201	$1,138
Average tangible common equity
Average Key shareholders' equity (GAAP)	$15,032	$14,889	$15,200	$14,961	$15,192
Less: Intangible assets (average) (c)	2,883	2,916	2,756	2,899	2,764
Preferred stock (average)	1,025	1,025	1,025	1,025	1,251
Average tangible common equity (non-GAAP)	$11,124	$10,948	$11,419	$11,037	$11,177
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$464	$402	$393	$866	$689
Average tangible common equity (non-GAAP)	11,124	10,948	11,419	11,037	11,177

Return on average tangible common equity from continuing operations (non-GAAP)	16.73%	14.89%	13.80%	15.82%	12.43%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$467	$404	$398	$871	$694
Average tangible common equity (non-GAAP)	11,124	10,948	11,419	11,037	11,177

Return on average tangible common equity consolidated (non-GAAP)	16.84%	14.97%	13.98%	15.91%	12.52%
Cash efficiency ratio
Noninterest expense (GAAP)	$993	$1,006	$995	$1,999	$2,008
Less: Intangible asset amortization	25	29	22	54	44
Adjusted noninterest expense (non-GAAP)	$968	$977	$973	$1,945	$1,964

Net interest income (GAAP)	$979	$944	$973	$1,923	$1,891
Plus: Taxable-equivalent adjustment	8	8	14	16	25
Noninterest income	660	601	653	1,261	1,230
Total taxable-equivalent revenue (non-GAAP)	$1,647	$1,553	$1,640	$3,200	$3,146

Cash efficiency ratio (non-GAAP)	58.8%	62.9%	59.3%	60.8%	62.4%

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
6/30/2018
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,378
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (d)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (e)	$12,378

Net risk-weighted assets under current RCR	$122,352
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (f)	727
Deferred tax assets	319
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (e)	$123,398

Common Equity Tier 1 ratio under the fully phased-in RCR (e)	10.03%

(a)
For the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, intangible assets exclude $20 million, $23 million, and $33 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, average intangible assets exclude $21 million, $24 million, and $36 million, respectively, of average purchased credit card receivables. For the six months ended June 30, 2018, and June 30, 2017, average intangible assets exclude $23 million and $38 million, respectively, of average purchased credit card receivables.

(d)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(e)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(f)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Consolidated Balance Sheets
(dollars in millions)

	6/30/2018	3/31/2018	6/30/2017
Assets
Loans	$88,222	$88,089	$86,503
Loans held for sale	1,418	1,667	1,743
Securities available for sale	17,367	17,888	18,024
Held-to-maturity securities	12,277	12,189	10,638
Trading account assets	833	769	1,081
Short-term investments	2,646	1,644	2,522
Other investments	709	715	732
Total earning assets	123,472	122,961	121,243
Allowance for loan and lease losses	(887)	(881)	(870)
Cash and due from banks	784	643	601
Premises and equipment	892	916	919
Operating lease assets	903	838	691
Goodwill	2,516	2,538	2,464
Other intangible assets	361	387	435
Corporate-owned life insurance	4,147	4,142	4,100
Accrued income and other assets	4,382	4,216	4,783
Discontinued assets	1,222	1,289	1,458
Total assets	$137,792	$137,049	$135,824

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$55,059	$54,606	$53,342
Savings deposits	6,199	6,321	7,056
Certificates of deposit ($100,000 or more)	7,547	7,295	6,286
Other time deposits	4,943	4,928	4,605
Total interest-bearing deposits	73,748	73,150	71,289
Noninterest-bearing deposits	30,800	31,601	31,532
Total deposits	104,548	104,751	102,821
Federal funds purchased and securities sold under repurchase agreements	1,667	616	1,780
Bank notes and other short-term borrowings	639	1,133	924
Accrued expense and other liabilities	1,983	1,854	1,783
Long-term debt	13,853	13,749	13,261
Total liabilities	122,690	122,103	120,569

Equity
Preferred stock	1,025	1,025	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,315	6,289	6,310
Retained earnings	10,970	10,624	9,878
Treasury stock, at cost	(3,382)	(3,260)	(2,711)
Accumulated other comprehensive income (loss)	(1,085)	(991)	(506)
Key shareholders’ equity	15,100	14,944	15,253
Noncontrolling interests	2	2	2
Total equity	15,102	14,946	15,255
Total liabilities and equity	$137,792	$137,049	$135,824

Common shares outstanding (000)	1,058,944	1,064,939	1,092,739

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Interest income
Loans	$1,000	$940	$948	$1,940	$1,825
Loans held for sale	16	12	9	28	22
Securities available for sale	97	95	90	192	185
Held-to-maturity securities	72	69	55	141	106
Trading account assets	7	7	7	14	14
Short-term investments	8	8	5	16	8
Other investments	5	6	3	11	7
Total interest income	1,205	1,137	1,117	2,342	2,167
Interest expense
Deposits	112	91	66	203	124
Federal funds purchased and securities sold under repurchase agreements	5	4	—	9	1
Bank notes and other short-term borrowings	7	6	4	13	9
Long-term debt	102	92	74	194	142
Total interest expense	226	193	144	419	276
Net interest income	979	944	973	1,923	1,891
Provision for credit losses	64	61	66	125	129
Net interest income after provision for credit losses	915	883	907	1,798	1,762
Noninterest income
Trust and investment services income	128	133	134	261	269
Investment banking and debt placement fees	155	143	135	298	262
Service charges on deposit accounts	91	89	90	180	177
Operating lease income and other leasing gains	(6)	32	30	26	53
Corporate services income	61	62	55	123	109
Cards and payments income	71	62	70	133	135
Corporate-owned life insurance income	32	32	33	64	63
Consumer mortgage income	7	7	6	14	12
Mortgage servicing fees	22	20	15	42	33
Other income (a)	99	21	85	120	117
Total noninterest income	660	601	653	1,261	1,230
Noninterest expense
Personnel	586	594	553	1,180	1,110
Net occupancy	79	78	78	157	165
Computer processing	51	52	55	103	115
Business services and professional fees	51	41	45	92	91
Equipment	26	26	27	52	54
Operating lease expense	30	27	21	57	40
Marketing	26	25	30	51	51
FDIC assessment	21	21	21	42	41
Intangible asset amortization	25	29	22	54	44
OREO expense, net	—	2	3	2	5
Other expense	98	111	140	209	292
Total noninterest expense	993	1,006	995	1,999	2,008
Income (loss) from continuing operations before income taxes	582	478	565	1,060	984
Income taxes	103	62	158	165	252
Income (loss) from continuing operations	479	416	407	895	732
Income (loss) from discontinued operations, net of taxes	3	2	5	5	5
Net income (loss)	482	418	412	900	737
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	1
Net income (loss) attributable to Key	$482	$418	$412	$900	$736

Income (loss) from continuing operations attributable to Key common shareholders	$464	$402	$393	$866	$689
Net income (loss) attributable to Key common shareholders	467	404	398	871	694
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.44	$.38	$.36	$.82	$.64
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.44	.38	.37	.82	.64
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.44	$.38	$.36	$.81	$.63
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.44	.38	.36	.81	.63

Cash dividends declared per common share	$.12	$.105	$.095	$.225	$.18

Weighted-average common shares outstanding (000)	1,052,652	1,056,037	1,076,203	1,054,378	1,083,486
Effect of common share options and other stock awards	13,141	15,749	16,836	14,561	15,808
Weighted-average common shares and potential common shares outstanding (000) (c)	1,065,793	1,071,786	1,093,039	1,068,939	1,099,294

(a)
For the three months ended June 30, 2018, and March 31, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2017, net securities gains totaled $1 million. For the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Second Quarter 2018			First Quarter 2018			Second Quarter 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$45,030	$485	4.32%	$42,733	$434	4.11%	$40,666	$409	4.04%
Real estate — commercial mortgage	14,055	172	4.89	14,085	165	4.76	15,096	187	4.97
Real estate — construction	1,789	23	4.97	1,957	22	4.64	2,204	31	5.51
Commercial lease financing	4,550	41	3.61	4,663	41	3.53	4,690	50	4.33
Total commercial loans	65,424	721	4.41	63,438	662	4.23	62,656	677	4.34
Real estate — residential mortgage	5,451	54	3.97	5,479	54	3.95	5,509	52	3.77
Home equity loans	11,601	135	4.67	11,877	134	4.56	12,473	135	4.31
Consumer direct loans	1,768	33	7.54	1,766	33	7.53	1,743	31	7.07
Credit cards	1,080	30	11.21	1,080	30	11.32	1,044	29	11.04
Consumer indirect loans	3,320	35	4.26	3,287	35	4.29	3,077	38	5.02
Total consumer loans	23,220	287	4.97	23,489	286	4.91	23,846	285	4.77
Total loans	88,644	1,008	4.56	86,927	948	4.41	86,502	962	4.46
Loans held for sale	1,375	16	4.50	1,187	12	4.10	1,082	9	3.58
Securities available for sale (b), (e)	17,443	97	2.13	17,889	95	2.06	17,997	90	1.97
Held-to-maturity securities (b)	12,226	72	2.36	12,041	69	2.30	10,469	55	2.09
Trading account assets	943	7	3.21	907	7	2.99	1,042	7	3.00
Short-term investments	2,015	8	1.76	2,048	8	1.51	1,970	5.96
Other investments (e)	710	5	3.08	723	6	2.96	687	3	1.87
Total earning assets	123,356	1,213	3.92	121,722	1,145	3.78	119,749	1,131	3.78
Allowance for loan and lease losses	(875)			(875)			(864)
Accrued income and other assets	13,897			14,068			13,606
Discontinued assets	1,241			1,304			1,477
Total assets	$137,619			$136,219			$133,968
Liabilities
NOW and money market deposit accounts	$54,749	59.44		$53,503	46.34		$54,416	34.25
Savings deposits	6,276	5.35		6,232	5.29		6,854	4.21
Certificates of deposit ($100,000 or more)	7,516	32	1.70	6,972	27	1.58	6,111	19	1.23
Other time deposits	4,949	16	1.22	4,865	13	1.12	4,650	9.77
Total interest-bearing deposits	73,490	112.61		71,572	91.51		72,031	66.36
Federal funds purchased and securities sold under repurchase agreements	1,475	5	1.41	1,421	4	1.11	466	—	.23
Bank notes and other short-term borrowings	1,116	7	2.27	1,342	6	1.87	1,216	4	1.43
Long-term debt (f), (g)	12,748	102	3.20	12,465	92	2.95	11,046	74	2.68
Total interest-bearing liabilities	88,829	226	1.02	86,800	193.90		84,759	144.68
Noninterest-bearing deposits	30,513			30,984			30,748
Accrued expense and other liabilities	2,002			2,241			1,782
Discontinued liabilities (g)	1,241			1,304			1,477
Total liabilities	122,585			121,329			118,766
Equity
Key shareholders’ equity	15,032			14,889			15,200
Noncontrolling interests	2			1			2
Total equity	15,034			14,890			15,202
Total liabilities and equity	$137,619			$136,219			$133,968
Interest rate spread (TE)			2.90%			2.88%			3.10%
Net interest income (TE) and net interest margin (TE)		987	3.19%		952	3.15%		987	3.30%
TE adjustment (b)		8			8			14
Net interest income, GAAP basis		$979			$944			$973

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2018, and March 31, 2018, and 35% for the three months ended June 30, 2017.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $126 million, $120 million, and $117 million of assets from commercial credit cards for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Six months ended June 30, 2018			Six months ended June 30, 2017
	Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$43,888	$919	4.22%	$40,336	$782	3.90%
Real estate — commercial mortgage	14,070	337	4.83	15,142	351	4.68
Real estate — construction	1,872	45	4.80	2,278	57	5.01
Commercial lease financing	4,607	82	3.57	4,662	94	4.04
Total commercial loans	64,437	1,383	4.32	62,418	1,284	4.14
Real estate — residential mortgage	5,465	108	3.96	5,514	106	3.85
Home equity loans	11,738	269	4.61	12,542	266	4.27
Consumer direct loans	1,767	66	7.53	1,752	61	7.02
Credit cards	1,080	60	11.27	1,055	58	11.05
Consumer indirect loans	3,303	70	4.28	3,037	75	4.97
Total consumer loans	23,353	573	4.94	23,900	566	4.76
Total loans	87,790	1,956	4.49	86,318	1,850	4.31
Loans held for sale	1,282	28	4.31	1,135	22	3.95
Securities available for sale (b), (e)	17,665	192	2.09	18,586	185	1.96
Held-to-maturity securities (b)	12,134	141	2.33	10,230	106	2.07
Trading account assets	925	14	3.11	1,005	14	2.88
Short-term investments	2,032	16	1.64	1,791	8.88
Other investments (e)	716	11	3.02	698	7	2.07
Total earning assets	122,544	2,358	3.85	119,763	2,192	3.67
Allowance for loan and lease losses	(875)			(860)
Accrued income and other assets	13,982			13,712
Discontinued assets	1,272			1,508
Total assets	$136,923			$134,123
Liabilities
NOW and money market deposit accounts	$54,129	105.39		$54,356	66.24
Savings deposits	6,254	10.32		6,604	5.16
Certificates of deposit ($100,000 or more)	7,246	59	1.64	5,871	35	1.20
Other time deposits	4,907	29	1.17	4,677	18.77
Total interest-bearing deposits	72,536	203.56		71,508	124.35
Federal funds purchased and securities sold under repurchase agreements	1,448	9	1.26	629	1.28
Bank notes and other short-term borrowings	1,228	13	2.05	1,508	9	1.21
Long-term debt (f), (g)	12,608	194	3.08	10,940	142	2.61
Total interest-bearing liabilities	87,820	419.96		84,585	276.66
Noninterest-bearing deposits	30,747			30,922
Accrued expense and other liabilities	2,121			1,914
Discontinued liabilities (g)	1,272			1,509
Total liabilities	121,960			118,930
Equity
Key shareholders’ equity	14,961			15,192
Noncontrolling interests	2			1
Total equity	14,963			15,193
Total liabilities and equity	$136,923			$134,123
Interest rate spread (TE)			2.89%			3.01%
Net interest income (TE) and net interest margin (TE)		1,939	3.17%		1,916	3.21%
TE adjustment (b)		16			25
Net interest income, GAAP basis		$1,923			$1,891

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% and 35% for the six months ended June 30, 2018, and June 30, 2017, respectively.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	Commercial and industrial average balances include $123 million and $115 million of assets from commercial credit cards for the six months ended June 30, 2018, and June 30, 2017, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Personnel (a)	$586	$594	$553	$1,180	$1,110
Net occupancy	79	78	78	157	165
Computer processing	51	52	55	103	115
Business services and professional fees	51	41	45	92	91
Equipment	26	26	27	52	54
Operating lease expense	30	27	21	57	40
Marketing	26	25	30	51	51
FDIC assessment	21	21	21	42	41
Intangible asset amortization	25	29	22	54	44
OREO expense, net	—	2	3	2	5
Other expense	98	111	140	209	292
Total noninterest expense	$993	$1,006	$995	$1,999	$2,008
Average full-time equivalent employees (b)	18,376	18,540	18,344	18,458	18,365

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Salaries and contract labor	$341	$339	$332	$680	$656
Incentive and stock-based compensation	147	145	137	292	264
Employee benefits	82	105	78	187	175
Severance	16	5	6	21	15
Total personnel expense	$586	$594	$553	$1,180	$1,110

Merger-Related Charges
(in millions)

	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Personnel	—	—	$31	—	$61
Net occupancy	—	—	(1)	—	4
Business services and professional fees	—	—	6	—	11
Computer processing	—	—	2	—	7
Marketing	—	—	6	—	12
Other nonpersonnel expense	—	—	—	—	30
Total merger-related charges	—	—	$44	—	$125

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Loan Composition
(dollars in millions)

				Percent change 6/30/2018 vs.
	6/30/2018	3/31/2018	6/30/2017	3/31/2018	6/30/2017
Commercial and industrial (a)	$44,569	$44,313	$40,914.6%		8.9%
Commercial real estate:
Commercial mortgage	14,162	13,997	14,813	1.2	(4.4)
Construction	1,736	1,871	2,168	(7.2)	(19.9)
Total commercial real estate loans	15,898	15,868	16,981.2		(6.4)
Commercial lease financing (b)	4,509	4,598	4,737	(1.9)	(4.8)
Total commercial loans	64,976	64,779	62,632.3		3.7
Residential — prime loans:
Real estate — residential mortgage	5,452	5,473	5,517	(.4)	(1.2)
Home equity loans	11,519	11,720	12,405	(1.7)	(7.1)
Total residential — prime loans	16,971	17,193	17,922	(1.3)	(5.3)
Consumer direct loans	1,785	1,758	1,755	1.5	1.7
Credit cards	1,094	1,068	1,049	2.4	4.3
Consumer indirect loans	3,396	3,291	3,145	3.2	8.0
Total consumer loans	23,246	23,310	23,871	(.3)	(2.6)
Total loans (c)	$88,222	$88,089	$86,503.2%		2.0%

(a)	Loan balances include $128 million, $121 million, and $118 million of commercial credit card balances at June 30, 2018, March 31, 2018, and June 30, 2017, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $16 million, $16 million, and $47 million at June 30, 2018, March 31, 2018, and June 30, 2017, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)	Total loans exclude loans of $1.2 billion at June 30, 2018, $1.3 billion at March 31, 2018, and $1.4 billion at June 30, 2017, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 6/30/2018 vs.
	6/30/2018	3/31/2018	6/30/2017	3/31/2018	6/30/2017
Commercial and industrial	$217	$194	$338	11.9%	(35.8)%
Real estate — commercial mortgage	1,139	1,426	1,332	(20.1)	(14.5)
Commercial lease financing	4	—	10	N/M	(60.0)
Real estate — residential mortgage	58	47	63	23.4	(7.9)
Total loans held for sale (a)	$1,418	$1,667	$1,743	(14.9)%	(18.6)%

(a)	Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $58 million at June 30, 2018, $47 million at March 31, 2018, and $63 million at June 30, 2017.
N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	2Q18	1Q18	4Q17	3Q17	2Q17
Balance at beginning of period	$1,667	$1,107	$1,341	$1,743	$1,384
New originations	2,665	3,280	3,566	2,855	2,876
Transfers from (to) held to maturity, net	(4)	(14)	(10)	(63)	(7)
Loan sales	(2,909)	(2,705)	(3,783)	(3,191)	(2,507)
Loan draws (payments), net	(1)	(1)	(7)	(3)	(3)
Balance at end of period (a)	$1,418	$1,667	$1,107	$1,341	$1,743

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $58 million at June 30, 2018, $47 million at March 31, 2018, $71 million at December 31, 2017, $60 million at September 30, 2017, and $63 million at June 30, 2017.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Average loans outstanding	$88,644	$86,927	$86,502	$87,790	$86,318
Allowance for loan and lease losses at beginning of period	$881	$877	$870	$877	$858
Loans charged off:
Commercial and industrial	39	37	40	76	72

Real estate — commercial mortgage	2	1	3	3	3
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	2	1	3	3	3
Commercial lease financing	4	1	1	5	8
Total commercial loans	45	39	44	84	83
Real estate — residential mortgage	—	1	4	1	2
Home equity loans	6	4	9	10	17
Consumer direct loans	9	8	8	17	18
Credit cards	12	12	12	24	23
Consumer indirect loans	7	8	5	15	16
Total consumer loans	34	33	38	67	76
Total loans charged off	79	72	82	151	159
Recoveries:
Commercial and industrial	7	6	2	13	7

Real estate — commercial mortgage	1	—	—	1	—
Real estate — construction	—	1	—	1	1
Total commercial real estate loans	1	1	—	2	1
Commercial lease financing	—	1	—	1	2
Total commercial loans	8	8	2	16	10
Real estate — residential mortgage	—	—	1	—	3
Home equity loans	3	3	5	6	8
Consumer direct loans	2	2	2	4	3
Credit cards	2	1	2	3	3
Consumer indirect loans	4	4	4	8	8
Total consumer loans	11	10	14	21	25
Total recoveries	19	18	16	37	35
Net loan charge-offs	(60)	(54)	(66)	(114)	(124)
Provision (credit) for loan and lease losses	66	58	66	124	136
Allowance for loan and lease losses at end of period	$887	$881	$870	$887	$870

Liability for credit losses on lending-related commitments at beginning of period	$60	$57	$48	$57	$55
Provision (credit) for losses on lending-related commitments	(2)	3	—	1	(7)
Liability for credit losses on lending-related commitments at end of period (a)	$58	$60	$48	$58	$48

Total allowance for credit losses at end of period	$945	$941	$918	$945	$918

Net loan charge-offs to average total loans	.27%	.25%	.31%	.26%	.29%
Allowance for loan and lease losses to period-end loans	1.01	1.00	1.01	1.01	1.01
Allowance for credit losses to period-end loans	1.07	1.07	1.06	1.07	1.06
Allowance for loan and lease losses to nonperforming loans	162.8	162.8	171.6	162.8	171.6
Allowance for credit losses to nonperforming loans	173.4	173.9	181.1	173.4	181.1

Discontinued operations — education lending business:
Loans charged off	$3	$4	$4	$7	$10
Recoveries	1	2	2	3	4
Net loan charge-offs	$(2)	$(2)	$(2)	$(4)	$(6)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	2Q18	1Q18	4Q17	3Q17	2Q17
Net loan charge-offs	$60	$54	$52	$32	$66
Net loan charge-offs to average total loans	.27%	.25%	.24%	.15%	.31%
Allowance for loan and lease losses	$887	$881	$877	$880	$870
Allowance for credit losses (a)	945	941	934	937	918
Allowance for loan and lease losses to period-end loans	1.01%	1.00%	1.01%	1.02%	1.01%
Allowance for credit losses to period-end loans	1.07	1.07	1.08	1.08	1.06
Allowance for loan and lease losses to nonperforming loans (b)	162.8	162.8	174.4	170.2	171.6
Allowance for credit losses to nonperforming loans (b)	173.4	173.9	185.7	181.2	181.1
Nonperforming loans at period end (b)	$545	$541	$503	$517	$507
Nonperforming assets at period end (b)	571	569	534	556	556
Nonperforming loans to period-end portfolio loans (b)	.62%	.61%	.58%	.60%	.59%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.65	.65	.62	.64	.64

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $629 million, $690 million, $738 million, $783 million, and $835 million of purchased credit impaired loans at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Commercial and industrial	$178	$189	$153	$169	$178

Real estate — commercial mortgage	42	33	30	30	34
Real estate — construction	2	2	2	2	4
Total commercial real estate loans	44	35	32	32	38
Commercial lease financing	21	5	6	11	11
Total commercial loans	243	229	191	212	227
Real estate — residential mortgage	55	59	58	57	58
Home equity loans	222	229	229	227	208
Consumer direct loans	4	4	4	3	2
Credit cards	2	2	2	2	2
Consumer indirect loans	19	18	19	16	10
Total consumer loans	302	312	312	305	280
Total nonperforming loans (a)	545	541	503	517	507
OREO	26	28	31	39	48
Other nonperforming assets	—	—	—	—	1
Total nonperforming assets (a)	$571	$569	$534	$556	$556
Accruing loans past due 90 days or more	$103	$82	$89	$86	$85
Accruing loans past due 30 through 89 days	429	305	359	329	340
Restructured loans — accruing and nonaccruing (b)	347	317	317	315	333
Restructured loans included in nonperforming loans (b)	184	179	189	187	193
Nonperforming assets from discontinued operations — education lending business	6	6	7	8	5
Nonperforming loans to period-end portfolio loans (a)	.62%	.61%	.58%	.60%	.59%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.65	.65	.62	.64	.64

(a)
Nonperforming loan balances exclude $629 million, $690 million, $738 million, $783 million, and $835 million of purchased credit impaired loans at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	2Q18	1Q18	4Q17	3Q17	2Q17
Balance at beginning of period	$541	$503	$517	$507	$573
Loans placed on nonaccrual status	175	182	137	181	143
Charge-offs	(78)	(70)	(67)	(71)	(82)
Loans sold	(1)	—	—	(1)	—
Payments	(33)	(29)	(52)	(32)	(84)
Transfers to OREO	(5)	(4)	(8)	(10)	(8)
Transfers to other nonperforming assets	—	—	—	—	—
Loans returned to accrual status	(54)	(41)	(24)	(57)	(35)
Balance at end of period (a)	$545	$541	$503	$517	$507

(a)
Nonperforming loan balances exclude $629 million, $690 million, $738 million, $783 million, and $835 million of purchased credit impaired loans at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

KeyCorp Reports Second Quarter 2018 Profit
July 19, 2018

Line of Business Results
(dollars in millions)

						Percent change 2Q18 vs.
	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17
Key Community Bank
Summary of operations
Total revenue (TE)	$996	$958	$961	$945	$998	4.0%	(.2)%
Provision for credit losses	38	48	57	59	47	(20.8)	(19.1)
Noninterest expense	639	652	661	623	635	(2.0)	.6
Net income (loss) attributable to Key	244	197	154	165	198	23.9	23.2
Average loans and leases	47,984	47,680	47,405	47,611	47,477.6		1.1
Average deposits	80,930	79,945	80,352	79,563	79,601	1.2	1.7
Net loan charge-offs	34	42	35	41	47	(19.0)	(27.7)
Net loan charge-offs to average total loans	.28%	.36%	.29%	.34%	.40%	N/A	N/A
Nonperforming assets at period end	$468	$425	$405	$427	$406	10.1	15.3
Return on average allocated equity	20.22%	16.61%	12.62%	13.55%	16.59%	N/A	N/A
Average full-time equivalent employees	10,619	10,666	10,629	10,696	10,558	(.4)	.6

Key Corporate Bank
Summary of operations
Total revenue (TE)	$542	$559	$605	$561	$597	(3.0)%	(9.2)%
Provision for credit losses	28	14	(6)	(11)	19	100.0	47.4
Noninterest expense	326	314	353	305	297	3.8	9.8
Net income (loss) attributable to Key	167	207	222	189	224	(19.3)	(25.4)
Average loans and leases	39,710	38,260	37,460	38,024	37,704	3.8	5.3
Average loans held for sale	1,299	1,118	1,345	1,521	1,000	16.2	29.9
Average deposits	21,057	20,815	21,558	21,559	21,145	1.2	(.4)
Net loan charge-offs	26	11	16	(9)	19	136.4	36.8
Net loan charge-offs to average total loans	.26%	.12%	.17%	(.09)%	.20%	N/A	N/A
Nonperforming assets at period end	$91	$127	$109	$106	$119	(28.3)	(23.5)
Return on average allocated equity	23.07%	29.46%	31.33%	26.90%	31.66%	N/A	N/A
Average full-time equivalent employees	2,537	2,543	2,418	2,460	2,364	(.2)	7.3
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Gain on sale of Key Insurance and Benefits Services	$78	—	—	$78	—
Expenses related to the sale of Key Insurance and Benefits Services	5	—	—	5	—
Net gain on sale of Key Insurance and Benefits Services	73	—	—	73	—

Efficiency efforts	(22)	—	—	(22)	—
Lease residual loss	(42)	—	—	(42)	—
Merger-related charges	—	—	$(44)	—	$(125)
Merchant services gain	—	—	64	—	64
Purchase accounting finalization, net	—	—	43	—	43
Charitable contribution	—	—	(20)	—	(20)
Total notable items	9	—	$43	9	$(38)
Income taxes	7	—	16	7	(14)
Total notable items, after tax	$2	—	$27	$2	$(24)